UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: July 3, 2006
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sale of Equity Securities.
     On February 27, 2006 (the “Closing Date”), OrthoLogic Corp. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Definitive Agreement”) with PharmaBio Development Inc. (d/b/a NovaQuest) (“NovaQuest”), an affiliate of Quintiles Transnational Corp. and Quintiles, Inc., which provides for the purchase of shares of the Company’s common stock in three tranches. On the Closing Date, NovaQuest purchased 359,279 shares of the Company’s common stock for a purchase price of $2,000,000 based on the average closing stock price for the 15-day period prior to the Closing Date. At the election of the Company, NovaQuest will purchase an additional amount of the Company’s common stock for a purchase price of $1,500,000 on each of June 30, 2006 (Second Closing Date), and September 29, 2006 (Third Closing Date) with the number of shares to be determined by the 15-day average closing stock price prior to each such date. Each additional stock purchase will include the issuance of fully vested warrants, exercisable for a ten-year period from the date of issuance, for an amount of shares equal to 13% of the shares purchased on the date of issuance, with the exercise price set at 115% of the share price of each respective share purchase.
     On July 3, 2006, the Company closed the transaction contemplated by the Definitive Agreement on the Second Closing Date. Pursuant to the Definitive Agreement, on the Second Closing Date, the Company issued a total of 903,252 shares of its common stock to NovaQuest for a purchase price of $1,500,000 and issued a fully vested warrant to purchase 117,423 shares of the Company’s common stock at $1.91 a share. The warrant is filed with this Current Report on Form 8-K as Exhibit 4.1.
     The Company is obligated to file a registration statement within ten (10) business days after the Third Closing Date for the resale of the shares issued under the Definitive Agreement. The issuance of shares and warrants to NovaQuest were made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) and Rule 506 promulgated under the Securities Act, for sales by an issuer not involving any public offering to an accredited investor (as defined in Regulation D).

Section 9 — Financial Statements and Exhibits

Exhibit No.	Description
4.1	Class A Warrant dated June 30, 2006, between OrthoLogic Corp. and PharmaBio Development, Inc. (d/b/a NovaQuest)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2006	ORTHOLOGIC CORP.
/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer